UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 22, 2020, INSU Acquisition Corp. III (the “SPAC”), a blank check company that will seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (each a “Business Combination”), completed the sale of 25,000,000 units (the “Units”) in its initial public offering (the “IPO”), which includes 3,200,000 units issued pursuant to the underwriters’ over-allotment option. The SPAC is sponsored by Cohen & Company, LLC (the “Operating LLC”), a subsidiary of Cohen & Company Inc., a Maryland corporation (the “Company”).

Each Unit consists of one share of the SPAC’s Class A common stock, par value $0.0001 per share (“Common Stock”), and one-third of one warrant (each, a “Warrant”), where each whole Warrant entitles the holder to purchase one share of Common Stock for $11.50 per share. The Units were sold in the IPO at an offering price of $10.00 per Unit, for gross proceeds of $250,000,000 (before underwriting discounts and commissions and offering expenses). Pursuant to the underwriting agreement in the IPO, the SPAC granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,270,000 additional Units solely to cover over-allotments, if any (the “Over-Allotment Option”); and on December 21, 2020, the Underwriters notified the Company that they were partially exercising the Over-Allotment Option for 3,200,000 Units and waiving the remainder of the Over-Allotment Option. Immediately following the completion of the IPO, there were an aggregate of 34,100,000 shares of the SPAC’s Common Stock issued and outstanding.

If the SPAC fails to consummate a Business Combination within the first 24 months following the IPO, its corporate existence will cease except for the purposes of winding up its affairs and liquidating its assets.

The Operating LLC owns a portion of and is the manager and a member of each of Insurance Acquisition Sponsor III, LLC and Dioptra Advisors III, LLC (together, the “Sponsor Entities”). The Sponsor Entities purchased an aggregate of 575,000 of the SPAC’s placement units in a private placement that occurred simultaneously with the IPO for an aggregate of $5,750,000, or $10.00 per placement unit. Each placement unit consists of one share of Common Stock and one-third of one warrant (the “Placement Warrant”). The placement units are identical to the Units sold in the IPO except (i) the shares of Common Stock issued as part of the placement units and the Placement Warrants will not be redeemable by the SPAC, (ii) the Placement Warrants may be exercised by the holders on a cashless basis, and (iii) the shares of Common Stock issued as part of the placement units, together with the Placement Warrants, are entitled to certain registration rights. Subject to certain limited exceptions, the placement units (including the underlying Placement Warrants and Common Stock and the shares of Common Stock issuable upon exercise of the Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the SPAC’s initial Business Combination.

Of the $5,750,000 invested by the Sponsor Entities in consideration for the above-described 575,000 placement units of the SPAC, the Sponsor Entities raised $5,400,000 from third party investors and the remaining investment in the private placement was made by the Operating LLC.  Certain of the third party investors are related parties of the Company.  The Company consolidates the Sponsor Entities and treats its investment in the SPAC as an equity method investment.  The $5,400,000 raised from third party investors is treated as non-controlling interest.

A total of $250,000,000 of the net proceeds from the private placement and the IPO (including approximately $10,600,000 of the deferred underwriting commission from the IPO) were placed in a trust account. Except for the withdrawal of interest to pay taxes (or dissolution expenses if a Business Combination is not consummated), none of the funds held in the trust account will be released until the earlier of (i) the completion of the SPAC’s initial Business Combination, (ii) in connection with a stockholder vote to amend the SPAC’s amended and restated certificate of incorporation (A) to modify the substance or timing of the SPAC’s obligation to redeem 100% of its public shares if it does not complete an initial Business Combination within 24 months from the completion of the IPO or (B) with respect to any other provision relating to stockholders’ rights or preinitial Business Combination activity or (iii) the redemption of all of the SPAC’s public shares issued in the IPO if the SPAC is unable to consummate an initial business combination within 24 months from the completion of the IPO. If the SPAC does not complete a Business Combination within the first 24 months following the IPO, the placement units will expire and be worthless.

The Sponsor Entities collectively hold 8,525,000 founder shares of the SPAC.  Subject to certain limited exceptions, the founder shares will not be transferable or salable except (a) with respect to 25% of such shares, until consummation of a Business Combination, and (b) with respect to additional 25% tranches of such shares, when the closing price of the Common Stock exceeds $12.00, $13.50 and $17.00, respectively, for 20 out of any 30 consecutive trading days following the consummation of a Business Combination.   Certain non-controlling interests in the Sponsor Entities, including executive and key employees of the Operating LLC, purchased membership interests in the Sponsor Entities and, in addition to having an interest in the SPAC’s placement units discussed above, have an interest in the SPAC’s founder shares through such membership interests in the Sponsor Entities. The number of the SPAC’s founders shares in which such non-controlling interests in the Sponsor Entities, including such executives and key employees of the Operating LLC, have an interest in through the Sponsor Entities will not be finally and definitively determined until consummation of a Business Combination. The number of the SPAC’s founder shares currently allocated to the Operating LLC is 4,467,500, but such number of founder shares will also not be finally and definitively determined until the consummation of a Business Combination.

In connection with the IPO, Insurance Acquisition Sponsor III, LLC has agreed to indemnify the SPAC for all claims by third parties for services rendered or products sold to the SPAC, or claims by any prospective target business with which the SPAC discusses entering into a transaction agreement, to the extent the claims reduce the amount of funds in the SPAC’s trust account to less than $10.00 per share of Common Stock, and in each case only if the SPAC fails to obtain waivers from such third parties or prospective target businesses of claims against the SPAC’s trust account.

The Operating LLC loaned to the SPAC approximately $71,000 to cover IPO expenses, which was repaid in full at the closing of the IPO. Insurance Acquisition Sponsor III, LLC and its affiliates, including the Operating LLC, have also committed to loan the SPAC up to an additional $810,000 to cover operating and acquisition related expenses following the IPO. These loans will bear no interest and, if the SPAC consummates a Business Combination in the required time frame, the loans are to be repaid from the funds held in the SPAC’s trust account. If the SPAC does not consummate a Business Combination in the required time frame, no funds from the SPAC’s trust account can be used to repay the loans.

In connection with the closing of the IPO, the Operating LLC and the SPAC entered into an Administrative Services Agreement, dated December 17, 2020, a copy of which was filed as Exhibit 10.5 to the SPAC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2020, pursuant to which the Operating LLC and the SPAC agreed that, commencing on the date that the SPAC’s securities are first listed on the Nasdaq Capital Market through the earlier of the SPAC’s consummation of a Business Combination and its liquidation, the SPAC will pay the Operating LLC $20,000 per month for certain office space, administrative and shared personnel support services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: December 23, 2020	By:	/s/ Joseph W. Pooler, Jr.
Name: Joseph W. Pooler, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer